We hereby consent to the reference to our firm included in the prospectus and statement of additional information of ND Tax-Free Fund, Inc. (the "Company"), filed as part of this Post-Effective Amendment No. 28 to the Company's Registration Statement under the Securities Act of 1933 (File No. 33-25138) and Amendment No. 30 to the Company's Registration Statement under the Investment Company Act of 1940 (File No. 811-05681).

/s/Chapman and Cutler LLP
Chapman and Cutler LLP LLP
Chicago, Illinois

May 1, 2009